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                                                                    Exhibit 8.3

                         [LETTERHEAD OF CONYERS DILL & PEARMAN]

                                                              September   , 1997

Intelligent Polymers Limited
Clarendon House
2 Church Street
Hamilton
Bermuda

Dear Sirs:

     We have acted as Bermuda counsel for Intelligent Polymers Limited ("Intelligent Polymers"), a Bermuda exempted company, in connection with the
proposed issue and sale of up to      units ("Units"), each Unit consisting of
one share of common stock of Intelligent Polymers and one warrant to purchase one common share of Biovail Corporation International ("Biovail").

     In our capacity as Bermuda counsel to Intelligent Polymers, we participated in the preparation of the registration statement ("Registration
Statement") on Form F-1/F3 registration nos.      and with respect to the Units
which was filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 as amended ("Act") of the United States of America together with all exhibits to the Registration Statement and the forms of prospectus (the "Prospectus") also filed with the Commission together with all amendments thereto duly filed in accordance with the Act.

     For the purposes of giving this opinion, we have examined and relied upon the Registration Statement. We have also reviewed a copy of the memorandum of association and bye-laws of Intelligent Polymers certified as a true copy
thereof by the secretary of Intelligent Polymers on September   , 1997, minutes
of meetings of Intelligent Polymers's board of directors and minutes of shareholders' meetings and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below:

We have assumed:


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(i)   the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(ii) the correctness, accuracy and completeness of all factual representations made in the Registration Statement and in the other documents which we have reviewed; and

(iii) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

     We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

     The term "non assessibility" is not a legal concept under Bermuda law, but when we describe shares as being "non assessable" (see paragraph 2 below) we mean with respect to the shareholders of a company, in relation to fully paid shares of the company and subject to any contrary provision in any agreement in writing between the company and any one of its shareholders holding such shares but only with respect to such shareholder, that such shareholder shall not be bound by an alteration to the memorandum of association or the bye-laws of that company after the date upon which they became such shareholders, if and insofar as the alteration requires them to take, or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise pay money to, such company.

     On the basis of and subject to the foregoing, we are of the opinion that:

   1. Intelligent Polymers has been duly incorporated and is an existing limited liability exempted company under the laws of Bermuda, with corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

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    2. The Common Shares to be sold by Intelligent Polymers as a component of the Units have been duly authorised, legally issued and, when duly paid for, will be fully paid and non-assessable; such Intelligent Polymers Common Shares are not subject to the pre-emptive rights of any shareholder of Intelligent Polymers; all corporate action required to be taken for the authorization, issue and the sale of the Intelligent Polymers Common Shares has been validly taken and on personal liability will attach to holder thereof solely by reason of the ownership thereof.

    3. The statements in the Registration Statement and Prospectus under the caption "Taxation-Bermuda Tax Considerations" have been prepared and reviewed by us and are correct in all material respects.

    4. We hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and Prospectus and to the reference to this Firm under the captions "Enforceability of Civil Liabilities under United States Federal Securities Laws", "Taxation-Bermuda Tax Considerations" and "Legal Matters".

                                            Yours faithfully,


                                            Conyers Dill & Pearman